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                                                                   EXHIBIT 10.15

                                                                  EXECUTION COPY

                SECOND AMENDED AND RESTATED CONSULTING AGREEMENT

     This SECOND AMENDED AND RESTATED CONSULTING AGREEMENT, dated as of February 12, 2003 (the "Agreement"), by and among RACI Holding, Inc., a Delaware corporation ("Holding"), Remington Arms Company, Inc., a Delaware corporation and wholly owned subsidiary of Holding (the "Company"), Clayton, Dubilier & Rice, Inc., a Delaware corporation ("CD&R") and, for purposes of Section 4 only, Bruckmann, Rosser, Sherrill & Co. L.L.C., a Delaware limited liability company ("BRS").

                              W I T N E S S E T H:

     WHEREAS, the Company acquired its business in a transaction arranged by CD&R, and in connection therewith CD&R provided consulting services to the Company;

     WHEREAS, after the acquisition Holding and the Company entered into a Consulting Agreement, dated as of December 1, 1993 (the "Original Agreement"), pursuant to which Holdings and the Company receive financial and managerial advisory services from CD& R;

     WHEREAS, on January 1, 2001, the parties to the Original Agreement amended and restated the Original Agreement in its entirety and entered into the Amended and Restated Agreement (the "Amended and Restated Agreement");

     WHEREAS, pursuant to an Investment Agreement, dated as of December 19, 2002 (the "Investment Agreement"), by and among Holding, The Clayton & Dubilier Private Equity Fund IV Limited Partnership (the "C&D Fund") and Bruckmann, Rosser, Sherrill & Co. II, L.P. ( "BRS Fund II"), among other things, Holding issued to BRS Fund II 135,954 shares of Class A Common Stock, par value $0.01 per share of Holding ("Common Stock") for a cash purchase price equal to $220.31 per share (the "Share Purchase Price") for an aggregate purchase price of $29,952,025 (the "Investment") as of the date hereof;

     WHEREAS, in connection with the closing of the transactions contemplated by the Investment Agreement, Holding, the Company, BRS and CD&R entered into a Consulting Agreement, dated as of the date hereof (the "BRS Consulting Agreement"), pursuant to which, among other things, BRS will provide consulting services to each of Holding and the Company, and each of Holding and the Company will compensate BRS for such consulting services; and

     WHEREAS, in connection with the closing of the transactions contemplated by the Investment Agreement and in connection with the BRS Consulting Agreement, the parties to the Amended and Restated Agreement wish to extend the term of the Amended and Restated Agreement and amend certain provisions of the Amended and Restated Agreement and, in connection therewith, to amend and restate the Amended and Restated Agreement in its entirety;

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     NOW, THEREFORE, in consideration of the premises and the respective agreements hereinafter set forth and the mutual benefits to be derived herefrom, the parties hereto hereby agree as follows:

     1. Engagement. Holding and the Company hereby engage CD&R as a consultant, and CD&R hereby agrees to provide financial and managerial advisory services to Holding and the Company, all on the terms and subject to the conditions set forth below.

     2. Services, etc. (a) CD&R hereby agrees during the term of this engagement to assist, advise and consult with the respective Boards of Directors and management of Holding and the Company and their respective subsidiaries in such manner and on such business, management and financial matters, and provide such other financial and managerial advisory services, as may be reasonably requested from time to time by the Boards of Directors of Holding and the Company (the "Continuing Services"), including but not limited to assistance in:

     (i) establishing and maintaining banking, legal and other business relationships for the Company and its subsidiaries;

     (ii) developing and implementing corporate and business strategy and planning for the Company and its subsidiaries, including plans and programs for improving operating, marketing and financial performance and budgeting of future corporate investments;

     (iii) arranging future debt and equity financings and refinancings; and

     (iv) providing professional employees to serve as directors of Holding and the Company.

     (b) CD&R hereby agrees during the term of this engagement to provide the Company and Holding financial advisory, investment banking and other similar services (the "Transaction Services") with respect to any proposal for an acquisition, merger, recapitalization or any other similar transaction directly or indirectly involving Holding the Company and their subsidiaries and any other person or entity (collectively, "Add-on Transactions").

     (c) Holding and the Company will furnish CD&R with such information as CD&R believes appropriate to its engagement hereunder (all such information so furnished being referred to herein as the "Information"). Holding and the Company recognize and confirm that (i) CD&R will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services to be performed hereunder and (ii) CD&R does not assume responsibility for the accuracy or completeness of the Information and such other information.

     (d) As used in this Agreement, "affiliate" means, with respect to any person or entity, any other person or entity directly or indirectly controlling, controlled by

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or under common control with such first person or entity and "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person or entity by reason of ownership of voting securities, by contract or otherwise.

     (e) Notwithstanding anything in the foregoing to the contrary, the following services are specifically excluded from the definitions of "Consulting Services" and "Transaction Services":

     (i) Accounting services rendered to Holding, the Company or CD&R by an independent accounting firm or accountant (i.e., an accountant who is not an employee of BRS);

     (ii) Legal services to Holding, the Company or CD&R by an independent law firm or attorney (i.e., an attorney who is not an employee of CD&R); and

     (iii) Actuarial services rendered to Holding, the Company or CD&R by an independent actuarial firm or actuary (i.e., an actuary who is not an employee of CD&R).

     3. Compensation; Payment of Expenses. (a) The Company agrees to pay to CD&R, as compensation for services rendered and to be rendered under this Agreement pursuant to Section 2 hereof by CD&R hereunder, a fee of $500,000 per year (the "Continuing Services Fee"), one quarter of which shall be payable quarterly in advance on the first day of each of January, April, July and October commencing on January 1, 2003. CD&R acknowledges that the Continuing Services Fee payable by the Company to CD&R for the quarterly period commencing January 1, 2003 has been paid by the Company in full. Such Continuing Services Fee may be increased with the approval of a majority of the members of the Company's Board of Directors who are not employees of Holding, the Company, CD&R or any affiliate of CD&R (the "Disinterested Directors") but may not be decreased without the prior written consent of CD&R. If any employee of CD&R shall be elected to serve on the Board of Directors of Holding or the Company or any of their affiliates (a "Designated Director"), in consideration of the Continuing Services Fee being paid to CD&R, CD&R shall cause such Designated Director to waive any and all fees to which such director would otherwise be entitled as a director for any period for which the Continuing Services Fee or any installment thereof is paid.

     (b) If an employee of CD&R is appointed to an executive management position (or a position of comparable responsibility), whether in addition to or other than as a Designated Director, in the Company or Holding, then for the period of such employee's service in such position the Continuing Services Fee shall be increased by an amount to be determined by CD&R, such amount not to exceed 100% of the Continuing Services Fee in effect at such time.

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     (c)   The Company agrees to pay to CD&R upon consummation of any Add-on
Transaction, as compensation for Transaction Services rendered by CD&R hereunder with respect to such Add-on Transaction, a cash fee equal to 1.0% of the Transaction Value of such Add-on Transaction (the "Add-on Fee"). Payment by the Company of an Add-on Fee in excess of 1.0% of the Transaction Value of the Add-on Transaction shall require the approval of a majority of the Disinterested Directors, provided that an Add-on Fee shall not be payable in connection with the sale by way of merger or otherwise of all or substantially all of the outstanding shares of capital stock of Holding or the sale of all or substantially all of the assets of Holding and its subsidiaries. As used herein, the term "Transaction Value" means the total value of the Add-on Transaction, including, without limitation, the aggregate amount of the cash funds or other securities required to complete the Add-on Transaction (excluding any fees payable pursuant to this Section 3(c)) including the amount of any indebtedness, preferred stock or similar items assumed, refinanced or left outstanding. For purposes of calculating the Add-on Fee, the value of any securities included in the Transaction Value will be determined by the average of the last sales prices for such securities on the five trading days ending five days prior to the consummation of the Add-on Transaction, provided that if such securities do not have an existing public trading market, the value of the securities shall be their fair market value as mutually agreed between the Company and CD&R on the day prior to consummation of the Add-on Transaction.

     (d) The Company shall pay directly or reimburse CD&R for such reasonable travel and other out-of-pocket expenses ("Expenses") as may be incurred by CD&R and its employees and agents in the course or on account of rendering any services hereunder, including but not limited to any fees and expenses of any legal, accounting or other professional advisors to CD&R engaged in connection with the services being provided hereunder and any expenses incurred by any Designated Director in connection with the performance of his or her duties. CD&R may submit monthly expense statements, which shall be payable within thirty days.

     4. Pro Rata Payment. Each of Holding, the Company, BRS and CD&R hereto acknowledges that Holding and the Company entered into the BRS Consulting Agreement with BRS as of the date hereof, and that pursuant to the terms of such agreement, Holding and the Company shall be obligated to make payments to BRS of the fees and expenses set forth therein. Each of Holding, the Company, BRS and CD&R hereto agree that payments required to be made to CD&R under this Agreement and payments required to be made to BRS under the BRS Agreement shall be made pro rata and neither BRS nor CD&R shall receive a preference or priority with respect to such payment unless BRS and CD&R otherwise agree in writing or unless this Agreement or the BRS Agreement has terminated in accordance with the terms hereof or thereof, respectively.

     5. Term, etc. (a) This Agreement shall be in effect until, and shall terminate upon, February 12, 2013, and thereafter, will be extended for successive one year periods. This Agreement may be earlier terminated by either party hereto upon 30 days' prior written notice to the other party hereto. The provisions of this Agreement shall survive any termination of this Agreement, except for the provisions of Section 1,

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Section 2(b), Section 2(a), the first sentence of Section 2(c) and (solely as to any portion of any Continuing Services Fee, any Add-on Fee or any Expense not paid or reimbursed prior to such termination and not required to be paid or reimbursed thereafter pursuant to Section 5(c) hereof) Section 3 hereof.

     (b) Upon any consolidation or merger, or any conveyance, transfer or lease of all or substantially all of the assets of Holding or the Company as an entirety, the successor corporation formed by such consolidation or into which Holding or the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, Holding or the Company under this Agreement with the same effect as if such successor corporation has been a party thereto. No such consolidation, merger or conveyance, transfer or lease of all or substantially all of the assets of Holding or the Company shall have the effect of terminating this Agreement or of releasing Holding or the Company or any such successor corporation from its obligations hereunder.

     (c) Upon any termination of this Agreement, any accrued and unpaid installment of the Continuing Services Fee or portion thereof (pro rated, with respect to the month in which such termination occurs, for the portion of such month that precedes such termination), any accrued and unpaid Add-on Fee or portion thereof and any unpaid and unreimbursed Expenses that shall have been incurred prior to such termination (whether or not such Expenses shall then have become payable), shall be immediately paid or reimbursed, as the case may be, by the Company. In the event of the liquidation of the Company, all amounts due CD&R hereunder shall be paid to CD&R before any liquidating distributions or similar payments are made to stockholders of Holding or the Company.

     6. Indemnification. (a) Holding and the Company confirm and reaffirm their obligations pursuant to the Indemnification Agreement, dated as of November 30, 1993, (the "Indemnification Agreement"), among Holding, the Company, CD&R and The Clayton & Dubilier Private Equity Fund IV Limited Partnership, as the same may be amended, waived, modified or supplemented from time to time in accordance with the terms thereof. Without limiting the generality of the foregoing, Holding and the Company confirm and agree that (a) Holding and the Company shall indemnify, defend and hold harmless CD&R, the C&D Fund (as defined in the Indemnification Agreement), C&D Associates (as defined in the Indemnification Agreement) and each of the respective directors, officers, principals, members, partners, employees, agents, advisors, representatives, affiliates and controlling persons (within the meaning of the Securities Act of 1933, as amended) of CD&R, the C&D Fund and C&D Associates (collectively, "Indemnitees") from and against any and all claims, obligations, liabilities (joint or several), causes of action, actions, suits, proceedings, investigations, judgments, decrees, losses, damages, fees, costs and expenses (including without limitation interest, penalties and fees and disbursements of attorneys, accountants, investment bankers and other professional advisors) (collectively, "Obligations"), whether incurred with respect to third parties or otherwise, in any way resulting from, arising out of or in connection with, based upon or relating to, the performance of the services contemplated hereby, except to the extent that any such Obligation is found in a

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final judgment by a court having jurisdiction from which no further appeal may be taken to have resulted from the gross negligence or intentional misconduct of CD&R, (b) no Indemnitee shall have any liability (whether direct or indirect, in contract or tort or otherwise) to Holding, the Company or their respective security holders or creditors with respect to any Obligation in any way resulting from, arising out of or in connection with, based upon or relating to, the performance of the services contemplated hereby, except to the extent that any such Obligation is found in a final judgment by a court having jurisdiction from which no further appeal may be taken to have resulted from the gross negligence or intentional misconduct of CD&R, and (c) the rights of each Indemnitee to be indemnified under any agreement, document, certificate or instrument or applicable law are independent of and in addition to any rights of such Indemnitee under any other agreement, document, certificate or instrument or applicable law.

     (b) The Company hereby agrees to advance costs and expenses, including attorneys' fees, incurred by CD&R (acting on its own behalf or, if requested by any such Indemnitee other than itself, on behalf of such Indemnitee) or any Indemnitee in defending any claim relating to any Obligation in advance of the final disposition of such claim within 30 days of receipt from CD&R of (i) a notice setting forth the amount of such costs and expenses (a "Payment Notice") and (ii) an undertaking by or on behalf of CD&R or such Indemnitee to repay amounts so advanced if it shall ultimately be determined that CD&R or such Indemnitee is not entitled to be indemnified by the Company as authorized by this Agreement. CD&R may submit Payment Notices to the Company monthly.

     7. Independent Contractor Status. The parties agree that CD&R shall perform services hereunder as an independent contractor, retaining control over and responsibility for its own operations and personnel. Neither CD&R nor any of its employees or agents shall, solely by virtue of the Agreement or the arrangements hereunder, be considered employees or agents of Holding or the Company nor shall any of them have authority to contract in the name of or bind the Company or Holding, except (a) to the extent that any professional employee of CD&R may be serving as an officer of the Company pursuant to Section 3(b) hereof, (b) as expressly agreed to in writing by Holding or the Company and (c) the Company hereby acknowledges and agrees that any agreements, arrangements or understandings entered into by CD&R on behalf of the Company prior to the date hereof in connection with the formation of the Company and the acquisition by the Company of its business (including, but not limited to, any confidentiality agreements, agreements with brokers or finders and any arrangements relating to the financing of such acquisition) shall be obligations of the Company binding on it to the same extent as such obligations may be binding on CD&R and the Company shall fully perform, and shall indemnify and hold harmless CD&R from and against, all such obligations pursuant to Section 6. Any duties of CD&R arising out of its engagement to perform services hereunder shall be owed solely to Holding and the Company.

     8. Notices. Any notice or other communication required or permitted to be given or made under this Agreement by one party to the other parties shall be in writing and shall be deemed to have been duly given and effective (i) on the date of

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delivery if delivered personally or (ii) when sent if sent by prepaid telegram, or mailed first-class, postage prepaid, registered or certified mail, or facsimile transmission as follows (or to such other address as shall be given in writing by one party to the other parties in accordance herewith):

                  If to the Company to:

                           Remington Arms Company, Inc.
                           870 Remington Drive
                           P.O. Box 700
                           Madison, North Carolina 27025-0700
                           Fax Number:  (336) 548-7779
                           Attention:  Secretary


                  If to Holding, to it care of
                  the Company at the address set
                  forth above.

                  If to CD&R to:

                           Clayton, Dubilier & Rice, Inc.
                           126 East 56th Street
                           New York, New York 10022
                           Attention:  Joseph L. Rice, III
                           Telephone:  (212) 355-0740
                           Telecopy:   (212) 752-7629


                  In any case, with a copy to:

                           Debevoise & Plimpton
                           919 Third Avenue
                           New York, New York 10022
                           Telecopy:   (212) 909-6836
                           Attention:  Paul S. Bird, Esq.

     9. Entire Agreement. This Agreement, together with the Indemnification Agreement (a) contain the complete and entire understanding and agreement of CD&R, Holding and the Company with respect to the subject matter hereof, and (b) supersede all prior and contemporaneous understandings, conditions and agreements, oral or written, express or implied, in respect of the subject matter hereof, including but not limited to the Original Agreement, the Amended and Restated Agreement and in respect of the engagement of CD&R in connection with the subject matter hereof. There are no representations or warranties of CD&R in connection with this Agreement or the services to be provided hereunder, except as expressly made and contained in this Agreement.

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     10.   Headings. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

     11. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

     12. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns and to each Indemnitee, provided that none of CD&R, Holding or the Company may assign any of its rights or obligations under this Agreement without the express written consent of the other party hereto, except
(i) pursuant to Section 5(b) and (ii) CD&R may assign its rights and obligations hereunder to any other person or entity controlled, directly or indirectly, by any principal of CD&R, so long as such person or entity manages the C&D Fund or any other private equity investment fund that, at such time, owns the Common Stock held by the C&D Fund as of the date hereof. This Agreement is not intended to confer any right or remedy hereunder upon any person other than the parties to this Agreement and their respective successors and permitted assigns and each Indemnitee.

     13. Permissible Activities. Nothing herein shall in any way preclude CD&R or its affiliates or its respective officers, directors and partners from engaging in any business activities or from performing services for its or their own account or for the account of others, including, without limitation, companies which may be in competition with the business conducted by the Company or Holding.

     14. No Joint Obligations of CD&R and BRS. The obligations of CD&R hereunder relate only to itself and not to BRS and any obligations of CD&R and BRS under their respective consulting agreements with the Company and Holding are several and not joint.

     15. Governing Law. This Agreement shall be deemed to be a contract made under, and is to be governed and construed in accordance with, the laws of the State of New York, without regard to the conflict of laws principles or rules thereof. Holding, the Company and CD&R hereby irrevocably submit to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the State, City and County of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement may not enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court. Holding, the Company and CD&R hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agree that mailing of

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process or other papers in connection with any such action or proceeding in the manner provided in Section 8, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

     16. Waiver of Jury Trial. Each party hereto acknowledges and agrees that any controversy that may arise under this Agreement is likely to involve complicated and difficult issues, and therefore it hereby irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, or the breach, termination or validity of this Agreement, or the transactions contemplated by this Agreement. Each party certifies and acknowledges that (a) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (b) it understands and has considered the implications of this waiver, (c) it makes this waiver voluntarily, and (d) it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications contained in this Section 16.

     17. Amendment; Waivers. No amendment, modification, supplement or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party or Indemnitee against whom enforcement of the amendment, modification, supplement, discharge or waiver is sought (and in the case of Holding and the Company, approved by resolution of the Boards of Directors of Holding and the Company). Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party or Indemnitee granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto or any Indemnitee of a breach of or a default under any of the provisions of this Agreement, nor the failure by any party hereto or any Indemnitee on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right, powers or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights, power or privileges hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party or Indemnitee may otherwise have at law or in equity or otherwise.

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     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                      CLAYTON, DUBILIER & RICE, INC.

                                      By: /s/ Donald J. Gogel
                                          -------------------------------
                                          Name:  Donald J. Gogel
                                          Title: President


                                      RACI HOLDING, INC.

                                      By: /s/ Samuel G. Grecco
                                          -------------------------------
                                          Name:  Samuel G. Grecco
                                          Title: Secretary


                                      REMINGTON ARMS COMPANY, INC.

                                      By: /s/ Samuel G. Grecco
                                          -------------------------------
                                          Name:  Samuel G. Grecco
                                          Title: Secretary

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     The undersigned is executing and delivering this Agreement solely for the purposes of agreeing to Section 4 hereof.

                                      BRUCKMANN, ROSSER, SHERRILL & CO. L.L.C.


                                      By: /s/  Stephen Sherrill
                                          -------------------------------
                                          Name:  Stephen Sherrill
                                          Title: Managing Director

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